Exhibit 10.28

Signature Version

SECOND AMENDMENT AGREEMENT (hereinafter, the “Second Agreement”) dated August 24, 2022, entered into by and between:

(1) Genaro Levinson Marcovich (“GLM”), Hana Krinitzky Melamed (“HKM”), Dan Levinson Krinitzky (“DLK”), Roberto Joab Levinson Krinitzky (“RLK”) and Joseph Levinson Krinitzky (“JLK”, and together with GLM, HKM, DLK and RLK, the “Sellers” and each, a “Seller”), as sellers;

(2) Grupo Salud Auna México, S.A. de C.V. (“Auna México” or the “Buyer”) and Jesús Antonio Zamora León (together with Unidad México, the “Buyers”), as buyers; and

(3) Hospital y Clínica OCA, S.A. de C.V. (“Hospital y Clínica OCA”), DRJ Inmuebles, S.A. de C.V. (“DRJ Inmuebles”), Inmuebles JRD 2000, S.A. de C.V. (“Inmuebles JRD 2000”) and Tovleja HG, S.A. de C.V. (“Tovleja HG”, and together with Hospital y Clínica OCA, DRJ Inmuebles e Inmuebles JRD 2000, the “Companies”).

The Buyers, the Sellers and the Companies shall jointly be referred to as the “Parties”, and each individually as a “Party”.

BACKGROUND

I. On February 21, 2022, the Parties entered into a contract for sale of shares by virtue of which, among other things, the Sellers, as applicable, agreed to sell the shares representing 100% (one hundred percent) of the outstanding share capital of the Companies and, in turn, the Buyers agreed to acquire from the Sellers all such Shares (hereinafter, the “Original Contract of Sale”).

II. On June 30, 2022, the Parties entered into an agreement amending the Original Contract of Sale, by virtue of which the parties agreed, among other things, to modify (i) the Closing Date provided for in Section 4.04 and (ii) modify the Deadline provided for in subsection (c) of Clause 5.03 of the Original Contract of Sale (hereinafter, the “First Amendment Agreement” and, the First Amendment Agreement together with the Original Contract of Sale, the “Contract of Sale”).

III. The Parties wish to enter into this Second Agreement in order to modify the Contract of Sale in the terms described below.

STATEMENTS

I.	The Parties mutually acknowledge the capacity with which they appear to enter into this Second Agreement.

II.	It is the will of the Parties to enter into this Second Agreement and be bound by the terms thereof.

III.

Each of the Parties assumes and declares the terms of their respective statements, made according to the Contract of Sale (amended in accordance with this Second Agreement), which are held to be incorporated by reference to this instrument and are confirmed and ratified by each of said parties in their entirety.

By virtue of the foregoing Statements, it is the will of the Parties to enter into this Second Agreement for which they grant, by mutual agreement, the following:

CLAUSES

CLAUSE I. Definitions. Capitalized terms used in this Second Agreement shall have the same meaning attributed to them in the Contract of Sale (amended in accordance with this Second Agreement), unless otherwise defined in this Second Agreement.

CLAUSE II. Buyer’s Deposit; Termination of Letter of Credit.

2.01 The Parties agree that, no later than 3 (three) Business Days after the signing of this Second Agreement, the Buyer shall deliver to Genaro Levinson Marcovich as representative of the Sellers, the amount of USD 3,000,000 (three million dollars 00/100 legal tender of the United States of America) (the “Buyer’s Deposit”), by electronic transfer of immediately available funds into the bank account: ABA: 021000089, Bank: Citibank NY, Swift: CITIUS33, Address: 111 Wall Street, New York, NY 10043, Account Name: Morgan Stanley Smith Barney LLC, Address: 1300 Thames St., Baltimore, MD 21231, Account Number: 40611172, for additional credit to: Genaro Levinson Marcovich, Account Number: 908- 017975—521 (the “Deposit Account”). The Buyer’s Deposit will be applied to the Estimated Purchase Price on the Closing Date. The actual receipt of the Buyer’s Deposit in the above-mentioned account will serve as a receipt evidencing the acceptance of the Buyer’s Deposit by the Representative of the Sellers for all legal purposes.

The Buyers expressly waive the right to request the return of the Buyer’s Deposit under the terms of Article 335 of the Commercial Code and Articles 2516 and 2522 of the Federal Civil Code until there is an arbitration and final award in accordance with Clause 9.04 of the Contract of Sale in which the representative of the Sellers is ordered to return the Buyer’s Deposit. The Parties expressly submit to the provisions of Clause 7.02 of the Contract of Sale, as amended in accordance with this Second Agreement, for all matters related to the application and treatment of the Buyer’s Deposit.

2.02 The Parties agree that, as of the receipt of the Buyer’s Deposit in the Deposit Account under (i) the provisions of section 2.01 above and (ii) the modifications to the Contract of Sale considered in Clause III below, the Letter of Credit is terminated and will no longer take effect. As a result of the foregoing, the Parties agree to jointly notify said termination to the financial institution that issued the Letter of Credit on the date on which the Buyer’s Deposit has been effectively deposited and the Sellers undertake to deliver to the Buyer the original of said Letter of Credit upon receipt of the Buyer’s Deposit in the Deposit Account. In the event that the Buyer’s Deposit is not made in the terms of this Second Agreement, the Letter of Credit will continue in force and will have full legal effect.

CLAUSE III. Amendments to the Contract of Sale.

3.01 The Parties hereby agree to add the following term defined in Section 1.01 of the Contract of Sale:

“Buyer’s Deposit” means the amount of USD 3,000,000 (three million dollars 00/100 legal tender of the United States of America).”

3.02 The Parties hereby agree to delete the term “Letter of Credit”, defined in Section 1.01 of the Contract of Sale.

3.03 The Parties hereby agree to amend Clause 4.04 of the Contract of Sale, to read as follows:

“4.04 Closing.

The fulfillment of the Purchase and Sale (the “Closing”), will be carried out once the preceding conditions established in Article V of this Agreement are met or waived by the corresponding Parties on the date agreed by the Parties or on the date that the Buyer notifies to the Sellers at least 10 (Ten) Business Days in advance. In the absence of agreement between the Parties or in the absence of notification from the Buyer to the Sellers, the Closing shall be on the Deadline (the date on which the Closing is carried out, the “Closing Date”). The Closing will be carried out in the offices of the Sellers’ legal advisers located at Av. Pedro Ramírez Vázquez number 200-1, Tower 1, Parque Corporativo Valle Oriente, in San Pedro Garza García, Nuevo León, Mexico, or any other place agreed in writing between the Parties.”

3.04 The Parties hereby agree to amend subsection (c) of Clause 5.03 of the Contract of Sale, to read as follows:

“5.03 Conditions for the Benefit of the Parties

(a) …

(c) The Parties shall use their best efforts (including through the performance of all actions and the payment of all necessary costs and expenses) so that the conditions contained in this Article V are fulfilled as soon as possible after the date of signature of this Agreement and, at the latest, on October 18 (eighteen), 2022 (the “Deadline”): on the understanding that the Deadline may be extended by mutual written agreement between the Parties for up to 30 additional days.”

3.05 The Parties hereby agree to amend the second paragraph of Clause 7.02 of the Contract of Sale, to read as follows:

“7.02 Effects of Termination; Rights and Remedies.

[…]

Notwithstanding the foregoing, in the event that the Parties do not carry out the Purchase and Sale considered in this Contract as a result of the Buyers not having the necessary financing for the payment of the entire Estimated Purchase Price before the Deadline, or for any other breach attributable to the Buyers, the Parties agree that the Sellers shall have the right to freely dispose, without any liability whatsoever, of the Buyer’s Deposit as a contractual penalty for the Buyers’ breach, and this Agreement shall be terminated without the need for any further cancelation and liability to the Parties; on the understanding that, if on or before the Deadline, the Parties do not carry out the Purchase and Sale considered in this Contract as a result of any breach attributable to the Sellers under this Agreement and as it is determined in the terms of Clause 9.04 of the Contract of Sale, the Sellers shall be obliged to reimburse to the Buyer the Buyer’s Deposit, interest-free.

CLAUSE IV. Ratification of the Terms of the Contract of Sale. The Parties agree and confirm that the only modifications to the Contract of Sale are those set forth in this Second Agreement and hereby confirm and ratify all terms and conditions of the Contract of Sale, which continues to be in full force and effect, and which as modified by this Second Agreement represents the final and entire agreement of the Parties hereto.

Furthermore, the Parties agree that any reference to the “Contract of Sale” refers to the Contract of Sale modified in accordance with this Second Agreement.

CLAUSE V. No Novation. The execution of this Second Agreement does not constitute novation, payment, prepayment, fulfillment or termination of any of the obligations of the Parties under the Contract of Sale (amended in accordance with this Second Agreement), including its annexes, appendices and modifications.

CLAUSE VI. Headings. The headings and subheadings contained in this Second Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Second Agreement.

CLAUSE VII. Notifications. All notices and other communications that must be delivered in accordance with this Second Agreement shall be delivered to each party to this Second Agreement in accordance with the provisions of Section 9.01 of the Contract of Sale (amended in accordance with this Second Agreement).

CLAUSE VIII. Illegality of Provisions. In the event that any provision of this Second Agreement is deemed illegal, invalid or unenforceable in accordance with any present or future Applicable Law, or if the rights or obligations of any of the Parties under this Second Agreement are significantly or adversely affected by it: (a) such provision shall be completely deleted, (b) this Second Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision would have never been part of it, and (c) the remaining provisions of this Second Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by deletion thereof.

CLAUSE IX. Applicable Law; Arbitration.

9.01 This Agreement shall be governed by and construed in accordance with the laws applicable in Mexico.

9.02 The Parties agree and acknowledge that, to resolve any Dispute arising out of or related to this Second Agreement, they are subject to the provisions set forth in Section 9.04 of the Contract of Sale.

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THE BUYER

Grupo Salud Auna México, S.A. de C.V.

By:	/s/ Jesus Antonio Zamora León
Name: Jesus Antonio Zamora León
Position: Legal Representative

By:	/s/ Jesus Antonio Zamora León
Name: Jesus Antonio Zamora León
In his own right

[Signature sheet of the Second Amendment Agreement to the Contract for Sale of Shares entered into, on the one hand, by Genaro Levinson Marcovich, Hana Krinitzky Melamed, Dan Levinson Krinitzky, Roberto Joab Levinson Krinitzky and Joseph Levinson Krinitzky, as sellers, on the other hand Grupo Salud Auna México, S.A. de C.V., as buyer, and Hospital y Clínica OCA, S.A. de C.V., DRJ Inmuebles, S.A. de C.V., Inmuebles JRD 2000, S.A. de C.V. and Tovleja HG., S.A. de C.V.]

IN WITNESS WHEREOF, the Parties sign this Second Agreement on the date indicated in the introduction.

THE SELLERS

Genaro Levinson Marcovich

/s/ Genaro Levinson Marcovich
Hana Krinitzky Melamed,

/s/ Hana Krinitzky Melamed
Dan Levinson Krinitzky,

/s/ Dan Levinson Krinitzky
Roberto Joab Levinson Krinitzky

/s/ Roberto Joab Levinson Krinitzky
Joseph Levinson Krinitzky

/s/ Joseph Levinson Krinitzky

[Signature sheet of the Second Amendment Agreement to the Contract for Sale of Shares entered into, on the one hand, by Genaro Levinson Marcovich, Hana Krinitzky Melamed, Dan Levinson Krinitzky, Roberto Joab Levinson Krinitzky and Joseph Levinson Krinitzky, as sellers, on the other hand Grupo Salud Auna México, S.A. de C.V., as buyer, and Hospital y Clínica OCA, S.A. de C.V., DRJ Inmuebles, S.A. de C.V., Inmuebles JRD 2000, S.A. de C.V. and Tovleja HG., S.A. de C.V.]

THE COMPANIES

Hospital y Clínica OCA, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

DRJ Inmuebles, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

Inmuebles JRD 2000, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

Tovleja HG, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

[Signature sheet of the Second Amendment Agreement to the Contract for Sale of Shares entered into, on the one hand, by Genaro Levinson Marcovich, Hana Krinitzky Melamed, Dan Levinson Krinitzky, Roberto Joab Levinson Krinitzky and Joseph Levinson Krinitzky, as sellers, on the other hand Grupo Salud Auna México, S.A. de C.V., as buyer, and Hospital y Clínica OCA, S.A. de C.V., DRJ Inmuebles, S.A. de C.V., Inmuebles JRD 2000, S.A. de C.V. and Tovleja HG., S.A. de C.V.]